UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010 (May 26, 2010)

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of PC Connection, Inc. was held on May 26, 2010. At the Annual Meeting of Stockholders, the following proposals were considered:

(1)	The election of six directors to serve until the 2011 Annual Meeting of Stockholders;

(2)	The approval of the Amended and Restated 2007 Stock Incentive Plan; and

(3)	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our registered public accounting firm for the year ended December 31, 2010.

The proposals were approved by the following votes:

Proposal #1:	For	Withheld	Broker Non-Vote
Election of Patricia Gallup	20,955,278	3,928,730	1,371,233
Election of David Hall	20,937,208	3,946,800	1,371,233
Election of Joseph Baute	24,737,116	146,892	1,371,233
Election of David Beffa-Negrini	20,940,021	3,943,987	1,371,233
Election of Barbara Duckett	24,739,326	144,682	1,371,233
Election of Donald Weatherson	24,737,816	146,192	1,371,233

Proposal #2:	For	Against	Abstain	Broker Non-Vote
Approval of the Amended and Restated 2007 Stock Incentive Plan	23,153,916	1,711,452	18,640	1,371,233

Proposal #3:	For	Against	Abstain	Broker Non-Vote
Ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010.	26,241,160	13,294	787	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC Connection, Inc.

Date: June 1, 2010	By:	/S/ JACK FERGUSON
Jack Ferguson Executive Vice President, Treasurer, and Chief Financial Officer